UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2007

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendments to Stock Incentive Plans

On July 23, 2007, CMGI, Inc. (the “Company”) adopted amendments (the “Amendments”) to its 2000 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan and 2004 Stock Incentive Plan (each, a “Plan” and collectively, the “Plans”). Each of the Amendments provides that in the event a Plan participant’s employment is terminated by the Company without Cause (as defined in the Amendments) within one year after a Change in Control Event (as defined in the Plans) then (i) each stock option granted under the Plan to the participant shall be immediately vested and exercisable in full and (ii) each restricted stock award made under the Plan to the participant shall immediately become free from all conditions or restrictions.

The foregoing description is subject to, and qualified in its entirety by, the Amendments which are filed as exhibits hereto and incorporated herein by reference.

Executive Compensation

On July 26 and 27, 2007, the Company entered into Executive Severance Agreements with each of its executive officers, other than Joseph C. Lawler and Peter L. Gray. Executive officers employed by the Company (Steven G. Crane and David J. Riley) entered into agreements in the form filed as Exhibit 10.4 hereto and executive officers employed by ModusLink Corporation, an indirect wholly-owned subsidiary of the Company (Scott D. Smith, Mark J. Kelly and William R. McLennan), entered into agreements in the form filed as Exhibit 10.5 hereto (collectively, the “Executive Severance Agreements”). Each Executive Severance Agreement provides that in the event the executive officer’s employment is terminated by the Company without Cause (as defined therein), then the executive officer will receive 12 months of continued base salary. In the event the executive officer’s employment is terminated by the Company without Cause (as defined therein) or by the executive officer for Good Reason (as defined therein) within one year after a Change in Control (as defined therein) of the Company, then (i) the executive officer will receive (x) 12 months of continued base salary, and (y) his target bonus (prorated in 12 monthly installments) and (ii) all of the executive officer’s stock options which are then outstanding shall be immediately vested and shall remain exercisable for a period of 6 months following the executive officer’s last day of employment (but not to exceed the original term of such awards) and all of the executive officer’s restricted stock shall be immediately vested and free of restrictions. The Executive Severance Agreements are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Also, under certain circumstances, in the event that any amounts payable to an executive officer under an Executive Severance Agreement would qualify as “excess parachute payments” under Section 280G of the Code, then the Company may not be obligated to pay to the executive officer that portion of the consideration that is payable as a result of the Change in Control as is necessary to eliminate any “excess parachute payments”. The Executive Severance Agreements supersede any other arrangements with the executive officers regarding severance benefits. The foregoing description is subject to, and qualified in its entirety by, the forms of Executive Severance Agreements filed as exhibits hereto and incorporated herein by reference.

On July 26, 2007, the Company entered into Amendment No. 1 to Executive Retention Agreement with Peter L. Gray (the “Amendment”). The Amendment amends the Executive Retention Agreement between Mr. Gray and the Company dated August 28, 2002 (the “Original Agreement”). Pursuant to the Amendment, in the event Mr. Gray’s employment is terminated by the Company without Cause (as defined in the Original Agreement) or by Mr. Gray for Good Reason (as defined in the Amendment) within one year after a Change in Control of the Company, in addition to the benefits provided for in the Original

Agreement, all of Mr. Gray’s stock options which are then outstanding shall be immediately vested and shall remain exercisable for a period of 6 months following Mr. Gray’s last day of employment (but not to exceed the original term of such awards) and all of Mr. Gray’s restricted stock shall be immediately vested and free of restrictions. The Original Agreement, as amended by the Amendment, is intended to comply with Section 409A of the Code. Also, under certain circumstances, in the event that any amounts payable to Mr. Gray under the Original Agreement, as amended, would qualify as “excess parachute payments” under Section 280G of the Code, then the Company may not be obligated to pay to Mr. Gray that portion of the consideration that is payable as a result of the Change in Control as is necessary to eliminate any “excess parachute payments”. The foregoing description is subject to, and qualified in its entirety by, the Amendment filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Amendment No. 1 to CMGI, Inc. 2000 Stock Incentive Plan.

10.2	Amendment No. 2 to CMGI, Inc. 2002 Non-Officer Employee Stock Incentive Plan.

10.3	Amendment No. 1 to CMGI, Inc. 2004 Stock Incentive Plan.

10.4	Form of Executive Severance Agreement between CMGI, Inc. and Steven G. Crane and David J. Riley dated July 26, 2007.

10.5	Form of Executive Severance Agreement between CMGI, Inc., ModusLink Corporation and Scott D. Smith and Mark J. Kelly dated July 26, 2007 and William R. McLennan dated July 27, 2007.

10.6	Amendment No. 1 to Executive Retention Agreement between CMGI, Inc. and Peter L. Gray dated July 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CMGI has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

	By:	/s/ Peter L. Gray
Date: July 27, 2007		Peter L. Gray
Executive Vice President, General Counsel and Secretary